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           MEASUREMENT SPECIALTIES, INC.

EXHIBIT 11 -- STATEMENT RE COMPUTATION OF PER SHARE EARNINGS

                 December 31, 1995
                                                            For the nine months ended
                                                                   December 31,
                                                              1995              1994
                                                             ------            ------
Primary net income per common share:

     Weighted average common shares outstanding           3,529,120         3,498,128
     Net effect of dilutive common equivalent shares
       based on the treasury stock method using
       average market price                                 221,726            22,883
                                                          ---------         ---------
          Total                                           3,750,846         3,521,011


     Net income                                            $832,321          $662,164
     Preferred dividend requirements                                           (2,729)
                                                          ---------         ---------
     Net income available to common shareholders           $832,321          $659,435


               Primary net income per common share            $0.22             $0.19



Fully diluted net income per common share:

     Weighted average common shares outstanding           3,529,120         3,498,128
     Net effect of dilutive common equivalent shares
       based on the treasury stock method using
       period-end market price, if higher than average
       market price                                         221,726            62,561
     Assumed conversion of convertible preferred
       Series C stock                                                          14,859
                                                          ---------         ---------
          Total                                           3,750,846         3,575,548


     Net income                                            $832,321          $662,164


          Fully diluted net income per common share (a)       $0.22             $0.19

(a)Improvements of earnings per common share computed on the fully diluted basis have not been taken into account
                                                            For the three months ended
                                                                    December 31,
                                                              1995                1994
                                                             ------              ------

Primary net income per common share:

     Weighted average common shares outstanding           3,531,987           3,506,201
     Net effect of dilutive common equivalent shares
       based on the treasury stock method using
       average market price                                 251,312              34,890
                                                          ---------           ---------
          Total                                           3,783,299           3,541,091


     Net income                                            $471,427            $695,808
     Preferred dividend requirements                                               (275)
                                                          ---------           ---------
     Net income available to common shareholders           $471,427            $695,533


               Primary net income per common share            $0.12               $0.20


Fully diluted net income per common share:

     Weighted average common shares outstanding           3,531,987           3,506,201
     Net effect of dilutive common equivalent shares
       based on the treasury stock method using
       period-end market price, if higher than average
       market price                                         251,312              62,788
     Assumed conversion of convertible preferred
       Series C stock                                                             6,786
                                                          ---------           ---------
          Total                                           3,783,299           3,575,775


     Net income                                            $471,427            $695,808


         Fully diluted net income per common share (a)        $0.12               $0.19

(a)Improvements of earnings per common share computed on the fully diluted basis have not been taken into account

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